Exhibit 99.1
NV5 ANNOUNCES SECOND QUARTER RESULTS; EXCEEDS ANALYST CONSENSUS
Hollywood, FL – August 9, 2023 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, and consulting solutions, today reported financial results for the second quarter ended July 1, 2023.

"We are pleased with our second quarter results. Our business continues to demonstrate resilience in difficult market conditions as it grew over the first quarter. Sustainable infrastructure, ESG service offerings, and technology solutions as supplied by NV5 are in increasing demand. The addition of Axim Geospatial and Visual Information Solutions Geospatial Software have strengthened our leadership position in geospatial data analytics and the acquisition of Red Technologies expands our capabilities in the growing Asia-Pacific data center market. Overall, we are well-positioned for organic growth and acquisition expansion," said Dickerson Wright, PE, Chairman and CEO of NV5.
Second Quarter 2023 Results
•Gross revenues in the second quarter of 2023 were $222.6 million compared to $202.7 million in the second quarter of 2022, a 10% increase.
•Gross profit in the second quarter of 2023 was $110.3 million compared to $99.2 million in the second quarter of 2022, an 11% increase.
•Net income in the second quarter of 2023 was $15.4 million compared to $17.3 million in the second quarter of 2022. Net income was impacted by increases in amortization from acquisitions and interest expense, as well as lower income from operations in our real estate transactional and LNG businesses. Our real estate transactional business was affected by market reactions to increases in interest rates and our LNG business was affected by the timing of project cycles.
•Adjusted EBITDA in the second quarter of 2023 was $35.0 million compared to $37.8 million in the second quarter of 2022. Adjusted EBITDA was impacted by lower income from operations in our real estate transactional and LNG businesses. Our real estate transactional business was affected by market reactions to increases in interest rates and our LNG business was affected by the timing of project cycles.
•GAAP EPS in the second quarter of 2023 was $1.00 per share compared to $1.13 per share in the second quarter of 2022.
•Adjusted EPS in the second quarter of 2023 was $1.29 per share compared to $1.49 per share in the second quarter of 2022.
Six Months Ended July 1, 2023 Results
•Gross revenues for the six months ended July 1, 2023 were $407.0 million compared to $392.9 million in the six months ended July 2, 2022, a 4% increase.
•Gross profit for the six months ended July 1, 2023 were $206.3 million compared to $193.1 million in the six months ended July 2, 2022, a 7% increase.
•Net income for the six months ended July 1, 2023 was $21.4 million compared to $25.9 million in the six months ended July 2, 2022. Net income was impacted by increases in amortization from acquisitions and interest expense, as well as lower income from operations in our real estate transactional and LNG businesses. Our real estate transactional business was affected by market reactions to increases in interest rates and our LNG business was affected by the timing of project cycles.
•Adjusted EBITDA for the six months ended July 1, 2023 was $62.7 million compared to $66.7 million in the six months ended July 2, 2022. Adjusted EBITDA was impacted by lower income from operations in our real estate transactional and LNG businesses. Our real estate transactional business was affected by market reactions to increases in interest rates and our LNG business was affected by the timing of project cycles.
•GAAP EPS for the six months ended July 1, 2023 was $1.39 per share compared to $1.70 per share in the six months ended July 2, 2022.
•Adjusted EPS for the six months ended July 1, 2023 was $2.16 per share compared to $2.48 per share in the six months ended July 2, 2022.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its second quarter 2023 financial results at 4:30 p.m. (Eastern Time) on August 9, 2023. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Wednesday, August 9, 2023
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, conformity assessment, and consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: Construction quality assurance, infrastructure engineering, utility services, buildings & technology, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	July 1, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$28,827	$38,541
Billed receivables, net	149,110	145,637
Unbilled receivables, net	107,192	92,862
Prepaid expenses and other current assets	20,501	13,636
Total current assets	305,630	290,676
Property and equipment, net	49,392	41,640
Right-of-use lease assets, net	38,628	39,314
Intangible assets, net	243,579	160,431
Goodwill	526,848	400,957
Other assets	3,751	2,705
Total Assets	$1,167,828	$935,723

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$55,578	$57,771
Accrued liabilities	52,735	44,313
Billings in excess of costs and estimated earnings on uncompleted contracts	37,195	31,183
Other current liabilities	2,072	1,597
Current portion of contingent consideration	4,149	10,854
Current portion of notes payable and other obligations	14,800	15,176
Total current liabilities	166,529	160,894
Contingent consideration, less current portion	1,897	4,481
Other long-term liabilities	28,526	29,542
Notes payable and other obligations, less current portion	209,241	39,673
Deferred income tax liabilities, net	20,487	6,893
Total liabilities	426,680	241,483

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,890,908 and 15,523,300 shares issued and outstanding as of July 1, 2023 and December 31, 2022, respectively	159	155
Additional paid-in capital	497,035	471,300
Accumulated other comprehensive income (loss)	(191)	—
Retained earnings	244,145	222,785
Total stockholders’ equity	741,148	694,240
Total liabilities and stockholders’ equity	$1,167,828	$935,723

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Gross revenues	$222,638	$202,732	$406,955	$392,885

Direct costs:
Salaries and wages	57,079	47,704	105,463	93,681
Sub-consultant services	39,690	40,479	67,304	75,305
Other direct costs	15,569	15,309	27,890	30,833
Total direct costs	112,338	103,492	200,657	199,819

Gross profit	110,300	99,240	206,298	193,066

Operating expenses:
Salaries and wages, payroll taxes, and benefits	58,949	47,283	111,621	97,049
General and administrative	11,551	14,494	29,472	30,881
Facilities and facilities related	5,823	5,195	11,197	10,381
Depreciation and amortization	13,539	9,668	24,585	19,602
Total operating expenses	89,862	76,640	176,875	157,913

Income from operations	20,438	22,600	29,423	35,153

Interest expense	(3,648)	(887)	(5,229)	(1,801)

Income before income tax expense	16,790	21,713	24,194	33,352
Income tax expense	(1,377)	(4,445)	(2,834)	(7,442)
Net income	$15,413	$17,268	$21,360	$25,910

Earnings per share:
Basic	$1.03	$1.17	$1.43	$1.76
Diluted	$1.00	$1.13	$1.39	$1.70

Weighted average common shares outstanding:
Basic	15,014,106	14,736,167	14,948,796	14,714,745
Diluted	15,451,788	15,232,157	15,421,535	15,211,835

Comprehensive income:
Net income	$15,413	$17,268	$21,360	$25,910
Foreign currency translation losses, net of tax	(191)	—	(191)	—
Comprehensive income	$15,222	$17,268	$21,169	$25,910

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities:
Net income	$21,360	$25,910
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,205	22,058
Non-cash lease expense	6,784	6,265
Provision for doubtful accounts	607	594
Stock-based compensation	10,728	9,615
Change in fair value of contingent consideration	(7,514)	(518)
Gain on disposals of property and equipment	(408)	(61)
Deferred income taxes	(7,673)	(3,014)
Amortization of debt issuance costs	365	370
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	10,882	15,152
Unbilled receivables	(9,842)	(3,801)
Prepaid expenses and other assets	(4,691)	(511)
Accounts payable	(8,164)	(4,349)
Accrued liabilities and other long-term liabilities	(5,698)	(6,309)
Billings in excess of costs and estimated earnings on uncompleted contracts	(7,606)	(6,867)
Contingent consideration	(1,307)	—
Other current liabilities	474	(276)
Net cash provided by operating activities	25,502	54,258

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(186,242)	(4,670)
Proceeds from sale of assets	295	48
Purchase of property and equipment	(10,239)	(10,379)
Net cash used in investing activities	(196,186)	(15,001)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	180,000	—
Payments on notes payable	(5,131)	(6,218)
Payments of contingent consideration	(793)	(1,597)
Payments of borrowings from Senior Credit Facility	(13,000)	(35,000)
Net cash provided by (used in) financing activities	161,076	(42,815)

Effect of exchange rate changes on cash and cash equivalents	(106)	—

Net decrease in cash and cash equivalents	(9,714)	(3,558)
Cash and cash equivalents – beginning of period	38,541	47,980
Cash and cash equivalents – end of period	$28,827	$44,422

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Six Months Ended
		July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net Income		$15,413	$17,268	$21,360	$25,910
Add:	Interest expense	3,648	887	5,229	1,801
	Income tax expense	1,377	4,445	2,834	7,442
	Depreciation and amortization	14,905	10,891	27,205	22,058
	Stock-based compensation	4,902	4,826	10,728	9,615
	Acquisition-related costs*	(5,294)	(506)	(4,661)	(151)
Adjusted EBITDA		$34,951	$37,811	$62,695	$66,675

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Six Months Ended
		July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net Income - per diluted share		$1.00	$1.13	$1.39	$1.70
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.49	0.50	1.13	1.06
	Income tax expense	(0.20)	(0.14)	(0.36)	(0.28)
Adjusted EPS		$1.29	$1.49	$2.16	$2.48